LOAN AND SECURITY AGREEMENT





	CENTURY BUSINESS CREDIT CORPORATION

	with

	CREATIVE TECHNOLOGIES CORP.






	Dated:  December 20, 1996







	LOAN AND SECURITY AGREEMENT


		This Loan and Security Agreement is made as of December 20, 1996 by and between CENTURY BUSINESS CREDIT CORPORATION ("Lender"), having executive offices at 119 West 40th Street, New York, New York 10018 and CREATIVE
TECHNOLOGIES CORP. ("Borrower"), having its
principal place of business at 170 53rd Street, Brooklyn, New York 11232.

		WHEREAS, the Borrower has requested that Lender make  loans and advances available to Borrower; and

		WHEREAS, Lender has agreed to make such loans and advances to Borrower on the terms and conditions set forth in this Agreement.

		NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

		1.	(a)	General Definitions.  When used in this Agreement, the following terms shall have the following meanings:

		"Ace" means Ace Surgical Supply Co., Inc., a New York corporation.

		"Ace Agreement" means the Loan and Security Agreement dated the date hereof between Ace and Lender, as amended, modified, supplemented and restated from time to time.

		"Ace Loans" means loans, advances and extensions of credit made by Lender to Ace under the Ace Agreement.

		"Affiliate" of any Person means (a) any Person (other than a Subsidiary)
which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote ten percent (10.0%) or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

		"Ancillary Agreements" means all agreements, instruments, and documents including, without limitation, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements whether heretofore, concurrently, or hereafter executed by or on behalf of Borrower or delivered to Lender, relating to this Agreement or to the transactions contemplated by this Agreement.

		"Authority" shall have the meaning set forth in paragraph 12(e)(iii).

		"Closing Date" means December 20, 1996 or such other date as may be agreed upon by the parties hereto.

		"Collateral" means and includes:

			(A)	all Inventory;

			(B)	all Equipment;

			(C)	all General Intangibles;

			(D)	all Receivables;

			(E)	all books, records, ledgercards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by
Borrower or in which it has an interest) which at any time evidence or contain information relating to (A), (B), (C) and (D) above or are otherwise necessary or helpful in the collection thereof or realization thereupon;

			(F)	documents of title, policies and certificates of insurance, securities, chattel paper, other documents or instruments evidencing or pertaining to
(A), (B), (C), (D) and (E) above;

			(G)	all guaranties, liens on real or personal property, leases, and other agreements and property which in any way secure or relate to (A), (B), (C),
(D), (E) and (F) above, or are
acquired for the purpose of securing and enforcing any item thereof;

			(H)	(i)  all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by Lender for the account of Borrower (whether for safekeeping, custody, pledge, transmission or otherwise), (ii) all present or future deposit accounts (whether time or demand or interest or non-interest bearing) of
 Borrower with Lender or any other Person including those to which any such cash may at any time and from time to time be credited, (iii) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, and (iv) all interest, dividends, distributions and other proceeds payable on or with respect to (x) such investments and reinvestments and (y) such accounts; and

			(I)	all products and proceeds of (A), (B), (C), (D), (E), (F), (G) and (H)
above (including, but not limited to, all claims to items referred to in (A),
(B), (C), (D), (E), (F), (G) and (H) above) and all claims of Borrower against third parties (x) for (i) loss of, damage to, or destruction of, and
(ii) payments due or to become due under leases, rentals and hires of any or all of (A), (B), (C), (D), (E), (F), (G) and (H) above and (y) proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

		"Consolidated" means Consolidated Disposables, Inc., a New York corporation.

		"Consolidated Agreement" means the Loan and Security Agreement dated the date hereof between Consolidated and Lender, as amended, modified, supplemented and restated from time to time.

		"Consolidated Loans" means loans, advances and extensions of credit made by
 Lender to Consolidated under the Consolidated Agreement.

		"Contract Rate" means an interest rate per annum equal to the greater of
(A) nine percent (9%) or (B) the (i) Prime Rate plus (ii) two and three-
quarters percent (2.75%).

		"Customer" means and includes the account debtor with respect to any of the
Receivables and/or prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with the Borrower, pursuant to which the Borrower is to deliver any personal property or perform any services.

		"Default Rate" means a rate equal to three percent (3.0%) per annum in excess of the Contract Rate.

		"Eligible Inventory" means Inventory which the Lender, in its sole and absolute discretion, determines:  (a) is subject to the security interest of
Lender and is subject to no other liens or encumbrances whatsoever (other than Permitted Liens); (b) is in good condition and meets all standards imposed by any governmental agency, or department or division thereof having regulatory authority over such Inventory, its use or sale including but not limited to the Federal Fair Labor Standards Act of 1938 as amended, and all rules, regulations and orders thereunder; (c) is currently either usable or salable in the normal course of Borrower's business; (d) does not consist of pasta machines and grills; (e) is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third parties;
and (f) not to be ineligible for any other reason.

		"Eligible Receivables" means and includes each Receivable which conforms to the following criteria:  (a) shipment of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession of the merchandise has occurred; (c) merchandise or services shall not have been rejected or disputed by the Customer and there shall not have been asserted any offset, defense or counterclaim; (d) continues to be in full conformity with the representations and warranties made by the Borrower to the Lender with respect thereto; (e) Lender is, and continues to be, satisfied with the credit standing of the Customer in relation to the amount of credit extended;
 (f) there are no facts existing or threatened which are likely to result in any adverse change in a Customer's financial condition; (g) is documented by an invoice in a form approved by Lender and shall not be unpaid more than ninety (90) days from invoice date; (h) less than twenty-five percent (25%)
of the unpaid amount of invoices due from such Customer remain unpaid more than ninety (90) days from invoice date; (i) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Receivable unless such instrument is duly endorsed to and in possession of the Lender or represents a check in payment of a Receivable; (j) if the Customer is located outside of the United States, Canada or Puerto Rico, the goods which gave rise to such Receivable were shipped after receipt by the Borrower from or on behalf of the Customer of an irrevocable letter of credit, assigned and delivered to the Lender and confirmed by a financial institution acceptable to the Lender and is in form and substance acceptable to the Lender, payable in the full amount of the Receivable in United States dollars at a place of payment located within the United States; (k) such Receivable is not subject to any lien, other than Permitted Liens; (l) does not arise out of transactions with any employee, officer, agent, director, stockholder or
Affiliate of the Borrower; (m) is payable to the Borrower; (n) does not arise out of a bill and hold sale prior to shipment and, if the Receivable arises out of a sale to any Person to which the Borrower is indebted, the amount of such indebtedness, and any anticipated indebtedness, is deducted in determining the face amount of such Receivable; (o) is net of any returns, discounts, claims, credits and allowances; (p) if the Receivable arises out of contracts between the Borrower and the United States, any state, or any department, agency or instrumentality of any of them, Borrower has so notified Lender, in writing, prior to the creation of such Receivable, and, if
Lender so requests, there has been compliance with any governmental notice or approval requirements, including without limitation, compliance with the
Federal Assignment of Claims Act; (q) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by the Borrower, or work, labor and/or services rendered by the
Borrower; (r) the total unpaid Receivables from such Customer does not exceed twenty percent (20%) of all Eligible Receivables with amounts of twenty percent (20%) or less being deemed Eligible Receivables; (s) does not arise out of progress billings prior to completion of the order; (t) is covered by credit insurance acceptable to Lender and only to the extent of such credit insurance; and (u) is otherwise satisfactory to the Lender as determined in good faith by the Lender in the reasonable exercise of its discretion.

		"Environmental Complaint" shall have the meaning set forth in paragraph 12(e)
(iii).

		"Equipment" means and includes all of Borrower's now owned or hereafter acquired equipment, machinery and goods (excluding Inventory), whether or not constituting fixtures, including, without limitation:  plant and office equipment, tools, dies, parts, data processing equipment, furniture and trade fixtures, trucks, trailers, loaders and other vehicles and all replacements and substitutions therefore and all accessions thereto.

		"ERISA" shall have the meaning set forth in paragraph 12(f).

		"Event of Default" shall mean the occurrence of any of the events set forth in paragraph 18.

		"Formula Amount" shall have the meaning set forth in paragraph 2(a).

		"GAAP" means generally accepted accounting principles, practices and procedures in effect from time to time.

		"General Intangibles" means and includes all of Borrower's now owned or hereafter acquired general intangibles including, without limitation, trademarks, tradenames, tradestyles, trade secrets, equipment formulation, manufacturing procedures, quality control procedures, product specifications, patents, patent applications, copyrights, registrations, contract rights, choses in action, causes of action, corporate or other business records, inventions, designs, goodwill, claims under guarantees, licenses, franchises, tax refunds, tax refund claims, computer programs, computer data bases, computer program flow diagrams, source codes, object codes and all other intangible property of every kind and nature.

		"Guarantor" means individually, Ace, Consolidated, Universal, David Guttmann and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.

		"Guaranty Agreements" means the Guaranty Agreements dated the Closing Date which are executed by each Guarantor in favor of Lender.

		"Hazardous Discharge" shall have the meaning set forth in paragraph 12(e)
(iii).

		"Incipient Event of Default" means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

		"Inventory" means and includes all of Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in
Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

		"Inventory Availability" means the amount of Revolving Credit Advances against Eligible Inventory Lender may from time to time during the Term make available to Borrower up to the lesser of (a) $200,000, or (b) up to forty percent (40%) of the value of Borrower's Eligible Inventory (calculated on the basis of the lower of cost or market, on a first-in first-out basis) or (c)
fifty percent (50%) of the amount of Receivables Availability.

		"Loans" means the Revolving Credit Advances and all extensions of credit hereunder.

		"Maximum Revolving Amount" means $3,000,000.

		"Minimum Average Monthly Loan Amount" means $1,500,000.

		"Minimum Default Average Monthly Loan Amount" means $1,250,000.

		"Obligations" means and includes all Loans, all advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender (or any corporation that directly or indirectly controls or is controlled by or is under common control with Lender) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including, without limitation, any debt, liability or obligation owing from Borrower to others which Lender may have obtained by assignment or otherwise and further including, without limitation, all interest, charges or any other payments Borrower is required to make by law or otherwise arising under or as a result of this Agreement and the Ancillary Agreements, together with all reasonable expenses and reasonable attorneys' fees chargeable to Borrower's account or incurred by
Lender in connection with Borrower's account whether provided for herein or in any Ancillary Agreement.

		"Permitted Liens" means (i) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (ii) liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (a)
not overdue or (b) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of
Borrower in conformity with GAAP, (iii) liens in favor of Lender, (iv) liens for taxes (a) not yet due or (b) being diligently contested in good faith, provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP provided, that, the lien shall have no effect on the priority of liens in favor of Lender or the value of the assets in which Lender has a lien (v) liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of
Borrower any (y) the aggregate amount of indebtedness secured by such liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided in paragraph 12(o) and (vi) liens specified on
Exhibit 1(A) hereto.

		"Person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

		"Prime Rate" means the prime commercial lending rate of Chase Manhattan
Bank, N.A. as publicly announced in New York, New York to be in effect from time to time as its "prime" or "base" rate of interest and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers.  Such rate shall be increased or decreased as the case may be for each increase or decrease in said rate in an amount equal to such increase or decrease in said rate; each change to be effective as of the day of the change in such rate.

		"Receivables" means and includes all of Borrower's now owned or hereafter acquired accounts and contract rights, instruments, insurance proceeds, documents, chattel paper, letters of credit and Borrower's rights to receive payment thereunder, any and all rights to the payment or receipt of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to Borrower, all proceeds thereof and all files in which
Borrower has any interest whatsoever containing information identifying or pertaining to any of Borrower's Receivables, together with all of Borrower's rights to any merchandise which is represented thereby, and all Borrower's right, title, security and guaranties with respect to each Receivable, including, without limitation, all rights of stoppage in transit, replevin and recla-mation and all rights as an unpaid vendor.

		"Receivables Availability" means the amount of Revolving Credit Advances against Eligible Receivables Lender may from time to time during the Term of this Agreement make available to Borrower up to the lesser of (a) $100,000, or (b) up to forty percent (40%) of the net face amount of Borrower's
Eligible Receivables.

		"Revolving Credit Advances" shall have the meaning set forth in paragraph
2(a).

		"Subsidiary" of any Person means a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

		"Term" means the Closing Date through the Termination Date subject to acceleration upon the occurrence of an Event of Default hereunder or other termination hereunder.

		"Termination Date" means December 31, 1998.

		"UCC" means the Uniform Commercial Code as adopted in the State of New York as in effect from time to time.

		"Universal" means Universal Medical Products, Inc., a New York corporation.

		(b)	Accounting Terms.  Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

		(c)	Other Terms.  All other terms used in this Agreement and defined in the
UCC, shall have the meaning given therein unless otherwise defined herein.

		2.	Revolving Credit Advances.

		(a)	Subject to the terms and conditions set forth herein and in the Ancillary
Agreements, Lender may, in its sole discretion, make
revolving credit advances (the "Revolving Credit
Advances") to Borrower from time to time during the term
of this Agreement which, in the aggregate at any time
outstanding, will not exceed the lesser of (x) the Maximum
Revolving Amount minus the aggregate amount of Ace
Loans and Consolidated Loans or (y) an amount equal to
the sum of:

			(i)	Receivables Availability, plus

			(ii)	Inventory Availability, minus

			(iii)	such reserves as Lender may reasonably deem proper and necessary from time to time.

	The sum of 2(a)(i), plus (ii), minus (iii) shall be referred to as the "Formula Amount".

		(b)	Notwithstanding anything to the contrary which may be contained herein, in no event shall the aggregate amount of outstanding Revolving Credit Advances plus the aggregate amount of Ace Loans and Consolidated Loans at any time exceed the Maximum Revolving Amount.

		(c)	Notwithstanding the limitations set forth above, Lender retains the right to lend Borrower from time to time such amounts in excess of such limitations as Lender may determine in its sole discretion.

		(d)	Borrower acknowledges that the exercise of Lender's discretionary rights hereunder may result during the term of this Agreement in one or more increases or decreases in the advance percentages used in determining
Receivables Availability and Inventory Availability and Borrower hereby consents to any such increases or decreases which may limit or restrict advances requested by Borrower.

		(e)	If Borrower does not pay any interest, fees, costs or charges to Lender when due, Borrower shall thereby be deemed to have requested, and Lender is hereby authorized at its discretion to make and charge to Borrower's account, a Revolving Credit Advance to Borrower as of such date in an amount equal to such unpaid interest, fees, costs  or charges.

		(f)	Any sums expended by Lender due to Borrower's failure to perform or comply with its obligations under this Agreement, including but not limited to the payment of taxes, insurance premiums or leasehold obligations, shall be charged to Borrower's account as a Revolving Credit Advance and added to the Obligations.

		(g)	Lender will account to Borrower monthly with a statement of all
Revolving Credit Advances and other advances, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive unless Lender is notified by Borrower in writing to the contrary within thirty (30) days of the date each account was rendered specifying the item or items to which objection is made.

		(h)	During the Term hereof, Borrower may borrow, prepay and reborrow
Revolving Credit Advances, all in accordance with the terms and conditions hereof.

		3.	Repayment of the Revolving Credit Advances.  Borrower shall be required to (a) make a mandatory prepayment hereunder at any time that the aggregate outstanding principal balance of the Revolving Credit Advances made by Lender to Borrower hereunder is in excess of the Formula Amount in an amount equal to such excess, and (b) repay on the expiration of the Term (i) the then aggregate outstanding principal balance of Revolving Credit Advances made by
Lender to Borrower hereunder together with accrued and unpaid interest, fees and charges and (ii) all other amounts owed Lender under this Agreement and the Ancillary Agreements.  Any payments of principal, interest, fees or any other amounts payable hereunder or under any Ancillary Agreement shall be made prior to 12:00 noon New York time on the due date thereof in immediately available funds.

		4.	Procedure for Revolving Credit Advances.  Borrower may by written or telephonic notice request a borrowing of Revolving Credit Advances prior to
11:00 A.M. New York time on the business day of its request to incur, on that
 day, a Revolving Credit Advance.   All Revolving Credit Advances shall be
disbursed from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrower to
Lender, shall be charged to the Borrower's account on Lender's books.  The proceeds of each Revolving Credit Advance made by the Lender shall be made available to the Borrower on the day so requested by way of credit to the
Borrower's operating account maintained with such bank as Borrower designated to Lender.  Any and all Obligations due and owing hereunder may be charged to
Borrower's account and shall constitute Revolving Credit Advances.

		5.	Interest and Fees.

		(a)	Interest.

			(i)	Except as modified by paragraphs 5(a)(iii) and 5(b)(iv) below, Borrower shall pay interest on the unpaid principal balance of the Loans for each day they are outstanding at the Contract Rate.

			(ii)	Interest shall be (a) computed on the basis of actual days elapsed over a 360-day year, (b) calculated by Lender on a daily basis and billed to
Borrower monthly and (c) payable in arrears on the last day of each month, or, at Lender's option, Lender may charge Borrower's account for said interest.

			(iii)	Upon the occurrence and during the continuance of an Event of Default, interest shall be payable at the Default Rate.

			(iv)	Notwithstanding the foregoing, in no event shall interest exceed the maximum rate permitted under any applicable law or regulation, and if any provision of this Agreement or an Ancillary Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to provide for interest at said maximum rate and any excess amount shall either be applied, at Lender's option, to the outstanding Loans in such order as Lender shall determine or refunded by Lender to Borrower.

			(v)	Borrower shall pay principal, interest and all other amounts payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including, but not limited to, any deduction for any set-off or counterclaim.

		(b)	Fees.

			(i)	Minimum Loan Fee.  In the event the average closing daily unpaid balances of all Loans hereunder and all Ace Loans and Consolidated Loans during any calendar month is less than the Minimum Average Monthly Loan
Amount, Borrower shall pay to Lender a minimum loan fee at a rate per annum equal to the Contract Rate on the amount by which the Minimum Average Monthly
Loan Amount exceeds such average closing daily unpaid balances.  Such fee shall be calculated on the basis of a year of 360 days and actual days elapsed and such fee shall be charged to Borrower's account on the first day of each month with respect to the prior month.  Notwithstanding the foregoing, in the event that a fee shall be due to Lender under the foregoing provision in the Ace Agreement or the Consolidated Agreement, then the total of such fee and the fee due hereunder shall not exceed the amount of the fee due hereunder.

			(ii)	Facility Fee.  Borrower shall pay to Lender a facility fee in an amount equal to $30,000, all of which shall be deemed fully earned on the Closing
Date and shall be payable as follows:  $15,000 on the Closing Date and
$15,000 on the first anniversary of the Closing Date.  Notwithstanding the foregoing, in the event that a fee shall be due to Lender under the foregoing provision in the Ace Agreement or the Consolidated Agreement, then the total of such fees and the fee due hereunder shall not exceed the amount of the fee due hereunder.

			(iii)	Collateral Monitoring Fee.  Upon Lender's performance of any collateral monitoring and/or verification including, without limitation, any field examination, collateral analysis or other business analysis, the need for which is to be determined by Lender and which monitoring is undertaken by
 Lender or for Lender's benefit, an amount equal to $650 per day, per person, for each person employed to perform such monitoring together with all costs, disbursements and expenses incurred by the Lender and the person performing such collateral monitoring and/or verification shall be charged to Borrower's account.

			(iv)	Minimum Default Loan Fee.  In the event that following the occurrence of an Event of Default the average closing daily unpaid balance of all Loans hereunder, the Ace Loans and the Consolidated Loans during any calendar month is less than the Minimum Default Average Monthly Loan Amount, Borrower shall pay to Lender in lieu of interest charges provided for in Section 5(a) and the fees provided for in Section 5(b)(i), a fee equal to two percent (2.0%) per month on the unpaid principal balance of the Loans.  Such fee shall be computed on the basis of a year of 360 days and actual days elapsed and such fee shall be charged to Borrower's account on the first day of each month with respect to the prior month.

			(v)	Overadvance Fee.  Without affecting Borrower's obligation to immediately repay any Loans which exceed the amounts permitted by paragraph 2 of this Agreement ("Overadvances"), in the event an Overadvance occurs or is made by Lender, Borrower shall pay interest on the unpaid balance of the
Loans at the Default Rate for as long as such Overadvance remains outstanding and shall pay Lender a fee in the amount of $250.00 for each month or part thereof that an Overadvance exists.  Such fee shall be charged to Borrower's account upon the occurrence of each Overadvance.

			(vi)	Financial Information Default.  Without affecting Lender's other rights and remedies, in the event Borrower fails to deliver the financial information required by paragraphs 9 and 11 on the date required by this
Agreement, Borrower shall pay Lender a fee in the amount of $100.00 for each such failure.  Such fee shall be charged to Borrower's account upon the occurrence of each such failure.

		6.	Security Interest.

		(a)	To secure the prompt payment to Lender of the Obligations, Borrower hereby assigns, pledges and grants to Lender a continuing security interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located, whether or not the same is subject to
Article 9 of the UCC.  All of the Borrower's ledger sheets, files, records, books of account, business papers and documents relating to the Collateral shall, until delivered to or removed by Lender, be kept by Borrower in trust for Lender until all Obligations have been paid in full.  Each confirmatory assignment schedule or other form of assignment hereafter executed by
Borrower shall be deemed to include the foregoing grant, whether or not the same appears therein.

		(b)	Lender may file one or more financing statements disclosing Lender's security interest in the Collateral without Borrower's signature appearing thereon or Lender may sign on Borrower's behalf as provided in paragraph 13 hereof.  The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement.  If any
Receivable becomes evidenced by a promissory note or any other instrument for the payment of money, Borrower will immediately deliver such instrument to
Lender appropriately endorsed.

		7.	Representations Concerning the Collateral.  Borrower represents and warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Revolving Credit Advance and made as of the time of each and every Revolving Credit Advance hereunder):

		(a)	all the Collateral (i) is owned by Borrower free and clear of all claims, liens, security interests and encumbrances (including without limitation any claims of infringement) except (A) those in Lender's favor and
 (B) Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a security interest or requiring notice of or consent to the granting of a security interest; and

		(b)	all Receivables (i) represent complete bona fide transactions which require no further act under any circumstances on Borrower's part to make such Receivables payable by the Customers, (ii) to the best of Borrower's knowledge, are not subject to any present, future or contingent offsets or counterclaims, and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of Borrower.

		8.	Covenants Concerning the Collateral.  During the Term, Borrower
covenants that it shall:

		(a)	not dispose of any of the Collateral whether by sale, lease or otherwise except for (i) the sale of Inventory in the ordinary course of business, (ii)
 the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment having an aggregate fair market value of not more than $25,000 and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Lender's first priority security interest or (y) the proceeds of which are remitted to Lender in reduction of the Obligations and (iii) the disposition of Equipment located in China provided that at the time of such disposition no Incipient Event of Default or Event of Default shall have occurred and the proceeds of such disposition are remitted to Lender in reduction of the Obligations.

		(b)	not encumber, mortgage, pledge, assign or grant any security interest in any Collateral or any of Borrower's other assets to anyone other than
Lender and except for Permitted Liens;

		(c)	place notations upon Borrower's books of account and any financial statement prepared by Borrower to disclose Lender's security interest in the
Collateral;

		(d)	keep and maintain the Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved.  Borrower shall not permit any such items to become a fixture to real estate or accessions to other personal property;

		(e)	not extend the payment terms of any Receivable without prompt notice thereof to Lender;

		(f)	perform all other steps requested by Lender to create and maintain in
Lender's favor a valid perfected first security interest in all Collateral
(except for Permitted Liens); and

		(g)	defend the Collateral against the claims and demands of all parties.

		9.	Collection and Maintenance of Collateral and Records.

		Lender may at any time verify Borrower's Receivables utilizing an audit control company or any other agent of Lender.  Lender or Lender's designee may notify customers or account debtors, at any time at Lender's sole discretion, of Lender's security interest in Receivables, collect them directly and charge the collection costs and expenses to Borrower's account, but, unless and until Lender does so or gives Borrower other instructions,
Borrower shall collect all Receivables for Lender, receive all payments thereon for Lender's benefit in trust as Lender's trustee and immediately deliver them to Lender in their original form with all necessary endorsements or, as directed by Lender, deposit such payments as directed by Lender pursuant to paragraphs 22 or 23 hereof.  Lender will credit (conditional upon final collection) all such payments to Borrower's account, in the case of a payment in the form of federal funds or other immediately available funds three (3)
business days after receipt by Lender of such funds in dollars of the United
States of America in Lender's account and in the case of payments in any other form five (5) business days after receipt by Lender of good funds in dollars of the United States of America in Lender's account.  Any amount received by Lender after 12:00 noon New York time on any business day shall be deemed received on the next business day.  Promptly after the creation of any
 Receivables, Borrower shall provide Lender with schedules describing all
Receivables created or acquired by Borrower and shall execute and deliver confirmatory written assignments of such Receivables to Lender, but
Borrower's failure to execute and deliver such schedules or written confirmatory assignments of such Receivables shall not affect or limit Lender's security interest or other rights in and to the
Receivables.  Borrower shall furnish, at Lender's request, copies of contracts, invoices or the equivalent, and any original shipping and delivery receipts for all merchandise sold or services rendered and such other documents and information as Lender may require.  Borrower shall also provide
 Lender on a monthly (within ten (10) days after the end of each month) or more frequent basis, as requested by Lender, a detailed or aged trial balance of all of Borrower's existing Receivables specifying the names and balances due for each account debtor and such other information pertaining to the
Receivables as Lender may request.  Borrower shall provide Lender on a monthly (within ten (10) days after the end of each month), or more frequent basis, as requested by Lender, a summary report of Borrower's current
Inventory, certified as true and accurate by Borrower's President or
Chief Financial Officer, as well as an aged trial balance of Borrower's existing accounts payable.  Borrower shall provide Lender, as requested by
Lender, such other schedules, documents and/or information regarding the
Collateral as Lender may require.

		10.	Inspections.  At all times during normal business hours, Lender shall have the right to (a) visit and inspect Borrower's properties and the
Collateral, (b) inspect, audit and make extracts from Borrower's relevant books and records, including, but not limited to, management letters prepared by independent accountants, and (c) discuss with Borrower's principal officers, and independent accountants, Borrower's business, assets, liabilities, financial condition, results of operations and business prospects.  Borrower will deliver to Lender any instrument necessary for
Lender to obtain records from any service bureau maintaining records for
Borrower.

		11.	Financial Information.  Borrower shall provide Lender (a) as soon as available, but in any event within one hundred five (105) days after the end of each of Borrower's fiscal years, Borrower's balance sheet as at the end of such fiscal year and the related statements of income, retained earnings and changes in cash flow for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, which shall have been reported on by independent certified public accountants who shall be satisfactory to Lender and shall be accompanied by an unqualified audit report issued by such independent certified public accountants; (b) as soon as available, but in any event within thirty (30) days after the close of each month other than the last month of each fiscal quarter and within forty-
five (45) days after the end of each month which is the end of a fiscal quarter, the balance sheet as at the end of such month and the related statements of income, retained earnings and changes in cash flow for such month, which have been internally prepared by Borrower.  All financial statements required under (a) and (b) above shall be prepared in accordance with GAAP, subject to year-end adjustments in the case of monthly statements.
  Together with the financial statements furnished pursuant to (a) above,
Borrower shall deliver a certificate of Borrower's certified public accountants addressed to Lender stating that (i) they have caused this
Agreement and the Ancillary Agreements to be reviewed and (ii) in making the examination necessary for the issuance of such financial statements, nothing has come to their attention to lead them to believe that any Event of Default or Incipient Event of Default exists and, in particular, they have no knowledge of any Event of Default or Incipient Event of Default or, if such is not the case, specifying such Event of Default or Incipient Event of
Default and its nature, when it occurred and whether it is continuing.  At the times the financial statements are furnished pursuant to (a), (b) and (c)
 above, a certificate of Borrower's President or Chief Financial Officer
shall be delivered to Lender stating that, based on an examination sufficient to enable him to make an informed statement, no Event of Default or
Incipient Event of Default exists, or, if such is not the case, specifying such Event of Default or Incipient Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event.  If any internally prepared financial information, including that required under this paragraph is unsatisfactory in any manner to Lender, Lender may request that Borrower's independent certified public accountants review same.

		Borrower shall also provide Lender as soon as available, but in any event within ten (10) days after the issuance thereof, copies of any regular, periodic and special report or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor or any national securities exchange.

		12.	Additional Representations, Warranties and Covenants.  Borrower
represents and warrants (each of which such representations and warranties shall be deemed repeated upon the making of a request for a Revolving Credit
Advance and made as of the time of each Revolving Credit Advance made hereunder), and covenants that:

		(a)	Borrower is a corporation duly organized and validly existing under the laws of the State of New York and duly qualified and in good standing in every other state or jurisdiction in which the nature of Borrower's business requires such qualification;

		(b)	the execution, delivery and performance of this Agreement and the
Ancillary Agreements (i) have been duly authorized, (ii) are not in contravention of Borrower's certificate of incor-poration, by-laws or of any indenture, agreement or undertaking to which Borrower is a party or by which
Borrower is bound and (iii) are within Borrower's corporate powers;

		(c)	this Agreement and the Ancillary Agreements executed and delivered by
Borrower are Borrower's legal, valid and binding obligations, enforceable in accordance with their terms;

		(d)	it keeps and will continue to keep all of its books and records concerning the Collateral at Borrower's executive offices located at the address set forth in the introductory paragraph of this Agreement and will not move such books and records without giving Lender at least thirty (30) days prior written notice;

		(e)	  (i)	the operation of Borrower's business is and will continue to be in compliance in all material respects with all applicable federal, state and local laws, including but not limited to all applicable environmental laws and regulations;

			 (ii)	Borrower will establish and maintain a system to assure and monitor continued compliance with all applicable environmental laws, which system shall include periodic reviews of such compliance;

			(iii)	In the event the Borrower obtains, gives or receives notice of any release or threat of release of a reportable quantity of any hazardous substances on its property (any such event being hereinafter referred to as a
 "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions on its property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of any environmental laws affecting its property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which such property is located or the United States
Environmental Protection Agency (any such person or entity hereinafter the
"Authority"), then the Borrower shall, within seven (7) days, give written notice of same to the Lender detailing facts and circumstances of which the
Borrower is aware giving rise to the Hazardous Discharge or Environmental
Complaint and periodically inform Lender of the status of the matter.  Such information is to be provided to allow the Lender to protect its security interest in the Collateral and is not intended to create nor shall it create any obligation upon the Lender with respect thereto;

			 (iv)	Borrower shall respond promptly to any Hazardous Discharge or
Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral to any lien.
 If Borrower shall fail to respond promptly to any Hazardous Discharge or
Environmental Complaint or Borrower shall fail to comply with any of the requirements of any environmental laws, the Lender may, but without the obligation to do so, for the sole purpose of protecting the Lender's interest in Collateral:  (A) give such notices or (B) enter onto Borrower's property
(or authorize third parties to enter onto such property) and take such actions as the Lender (or such third parties as directed by the Lender) deems reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint.  All reasonable costs and expenses incurred by the Lender (or such third parties)
in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the
Default Rate for Revolving Credit Advances shall be paid upon demand by the
Borrower, and until paid shall be added to and become a part of the Obligations secured by the liens created by the terms of this Agreement or any other agreement between Lender and Borrower;

			  (v)	Borrower shall defend and indemnify the Lender and hold the Lender harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by the Lender under or on account of any environmental laws, including, without limitation, the assertion of any lien thereunder, with respect to any
 Hazardous Discharge, the presence of any hazardous substances affecting
Borrower's property, whether or not the same originates or emerges from
Borrower's property or any contiguous real estate, including any loss of value of the Collateral as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous
Discharge resulting from actions on the part of the Lender.  The Borrower's obligations under this paragraph 12(e) shall arise upon the discovery of the presence of any hazardous substances on the Borrower's property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any hazardous substances.  The
 Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement;

			 (vi)	For purposes of paragraph 12(e) all references to Borrower's property shall be deemed to include all of Borrower's right, title and interest in and to all owned and/or leased premises.

		(f)	based upon the Employee Retirement Income Security Act of 1974
("ERISA"), and the regulations and published interpretations thereunder: (i)
Borrower has not engaged in any Prohibited Transactions as defined in paragraph 406 of ERISA and paragraph 4975 of the Internal Revenue Code, as amended; (ii) Borrower has met all applicable minimum funding requirements under paragraph 302 of ERISA in respect of its plans; (iii) Borrower has no knowledge of any event or occurrence which would cause the Pension Benefit
Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) Borrower has no fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than Borrower's employees; and (v) Borrower has not withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of
1980;

		(g)	it is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage and the fair saleable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities;

		(h)	there is no pending or threatened litigation, actions or proceeding which involve the possibility of materially and adversely affecting the
Borrower's business, assets, operations, prospects or condition (financial or otherwise), or the Collateral or the ability of Borrower to perform this
Agreement;

		(i)	all balance sheets and income statements which have been delivered to
Lender fairly, accurately and properly state Borrower's financial condition on a basis consistent with that of previous financial statements and there has been no material adverse change in Borrower's financial condition as reflected in such statements since the date thereof and such statements do not fail to disclose any fact or facts which might materially and adversely affect Borrower's financial condition;

		(j)	(x) it possesses all of the licenses, patents, copyrights, trademarks and tradenames necessary to conduct its business, (y) there has been no assertion or claim of violation or infringement with respect thereof and (z)
all such licenses, patents, copyrights, trademarks and tradenames are listed on
Exhibit 12(j);

		(k)	it will pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon it;

		(l)	it will promptly inform Lender in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any of Borrower's properties, assets or business, which might singly or in the aggregate, have a materially adverse effect on Borrower;
(ii) any amendment of Borrower's certificate of incorporation or by-laws;
(iii) any change in Borrower's business, assets, liabilities, condition
(financial or otherwise), results of operations or business prospects which has had or might have a materially adverse effect on Borrower; (iv) any Event of Default or Incipient Event of Default; (v) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which Borrower is a party or by which Borrower or any of Borrower's properties may be bound which would have a material adverse effect on Borrower's business, assets, operations, prospects or condition (financial or otherwise) or the
Collateral; (vi) any change in the location of Borrower's executive offices;
(vii) any change in the location of Borrower's Inventory or Equipment from the locations listed on Exhibit 12(l) attached hereto, (viii) any change in
Borrower's corporate name; (ix) any material delay in Borrower's performance of any of its obligations to any account debtor and of any assertion of any material claims, offsets or counterclaims by any account debtor and of any allowances, credits and/or other monies granted by it to any account debtor;
(x) and furnish to Lender all material adverse information
relating to the financial condition of any account debtor; and (xi) any material return of goods;

		(m)	it will not (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than (x) Borrower's indebtedness to Lender, (y) as set forth on Exhibit 12(m) attached hereto and made a part hereof and (z) indebtedness for borrowed money provided that such indebtedness is not secured; (ii)
declare, pay or make any dividend or distribution on any shares of the common stock of Borrower or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock of Borrower; (iii) directly or indirectly, make any payment or distribution or prepay any indebtedness (other than to Lender), or repurchase, redeem, retire or otherwise acquire any indebtedness of Borrower except that provided no Incipient Event of Default or Event of Default shall have occurred Borrower (x) may make payments with respect to indebtedness for borrowed money not to exceed $50,000 in the aggregate in any calendar month and (y) may refinance the indebtedness shown on Exhibit 12(m) provided that such indebtedness (A) remains unsecured and (B) Borrower notifies
Lender of such refinancing; (iv) make advances, loans or extensions of credit to any Person; (v) become either directly or contingently liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise; (vi) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it; (vii) form any Subsidiary or enter into any partnership, joint venture or similar arrangement; (viii) materially change the nature of the business in which it is presently engaged; (ix) change its fiscal year or make any changes in accounting treatment and reporting practices without prior written notice to Lender except as required by GAAP or in the tax reporting treatment or except as required by law; (x) enter into any transaction with any Affiliate, except in ordinary course on arms-length terms; or
(xi) bill Receivables under any name except the present name of the Borrower;

		(n)	all financial projections of Borrower's performance prepared by
Borrower or at Borrower's direction and delivered to Lender will represent, at the time of delivery to Lender, Borrower's best estimate of Borrower's future financial performance and will be based upon assumptions which are reasonable in light of Borrower's past performance and then current business conditions;

		(o)	it will not make capital expenditures in any fiscal year in an amount in excess of $100,000;

		(p)	none of the proceeds of the Loans hereunder will be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation G of the Board of
Governors of the Federal Reserve System as now and from time to time hereafter in effect; and

		(q)	it will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.  At it's own cost and expense in amounts and with carriers acceptable to Lender, it shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to
Borrower's including, without limitation, business interruption insurance;
(ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (v) maintain together with Ace and assign to Lender a life insurance policy covering the life of David Guttmann in the face amount of at least $1,000,000; (vi) maintain a credit insurance policy satisfactory to Lender insuring the Receivables of Borrower which policy shall name Lender as the beneficiary thereof; and (vii) furnish Lender with (x)
copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) endorsements to such policies naming Lender as "co-insured" or "additional insured"
and appropriate loss payable endorsements in form and  substance satisfactory to Lender, naming Lender as loss payee, and (z) evidence that as to Lender the insurance coverage shall not be impaired or invalidated by any act or neglect of Borrower and the insurer will provide Lender with at least thirty (30) days notice prior to cancellation.  Borrower shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to lender and not to Borrower and
Lender jointly.  If any insurance losses are paid by check, draft or other instrument payable to Borrower and Lender jointly, Lender may endorse Borrower's name thereon and do such other things as Lender may deem advisable to reduce the same to cash.  Lender is hereby authorized to adjust and compromise claims.  All loss recoveries received by Lender upon any such insurance may be applied to the Obligations, in such order as Lender in its sole discretion shall determine.  Any surplus shall be paid by Lender to
Borrower or applied as may be otherwise required by law.  Any deficiency thereon shall be paid by Borrower to Lender, on demand.

		13.	Power of Attorney.  Borrower hereby appoints Lender or any other Person whom Lender may designate as Borrower's attorney, with power to:  (i) endorse
Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession;
(ii) sign Borrower's name on any invoice or bill of lading relating to any
Receivables, drafts against customers, schedules and assignments of
Receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from customers; (iii)
verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph or otherwise with account debtors; (iv) execute customs declarations and such other documents as may be required to clear
Inventory through Customs; (v) do all things necessary to carry out this
Agreement, any Ancillary Agreement and all related documents; and (vi) on or after the occurrence and continuation of an Event of Default, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and to receive, open and dispose of all mail addressed to Borrower.  Borrower hereby ratifies and approves all acts of the attorney.  Neither Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law.  This power, being coupled with an interest, is irrevocable so long as any
Receivable which is assigned to Lender or in which Lender has a security interest remains unpaid and until the Obligations have been fully satisfied.

		14.	Expenses.  Borrower shall pay all of Lender's out-of-pocket costs and expenses, including, without limitation, reasonable fees and disbursements of counsel and appraisers, in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement.  Borrower shall also pay all of Lender's fees, charges, out-of-pocket costs and expenses, including without limitation reasonable fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the
Ancillary Agreements, (b) Lender's obtaining performance of the Obligations under this Agreement and any Ancillary Agreements, including, but not limited to, the enforcement or defense of Lender's security interests, assignments of rights and liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re-appraisals of any property (real or personal) pledged to Lender by Borrower as Collateral for, or any other Person as security for, Borrower's Obligations hereunder and (e)
 any consultations in connection with any of the foregoing.  Borrower shall also pay Lender's customary bank charges for all bank services performed or caused to be performed by Lender for Borrower at Borrower's request or in connection with Borrower's loan account with Lender.  All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by Borrower to Lender shall be payable on demand and shall be secured by the Collateral.  If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrower and
Lender which Lender is or may be required to withhold or pay, Borrower agrees to indemnify and hold Lender harmless in respect of such taxes, and Borrower will repay to Lender the amount of any such taxes which shall be charged to
Borrower's account; and until Borrower shall furnish Lender with indemnity therefor (or supply Lender with evidence satisfactory to it that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to Borrower's credit and Lender shall retain its security interests in any and all Collateral.

		15.	Assignment By Lender.  Lender may assign any or all of the Obligations together with any or all of the security therefor and any transferee shall succeed to all of Lender's rights with respect thereto.  Upon such transfer,
Lender shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee.  Lender may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Lender and such holder, be entitled to the same benefits as Lender with respect to any security for the Obligations in which such holder is a participant.  Borrower agrees that each such holder may exercise any and all rights of banker's lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though Borrower were directly indebted to such holder in the amount of such participation.

		16.	Waivers.  Borrower waives presentment and protest of any instrument and notice thereof, notice of default and all other notices to which Borrower might otherwise be entitled.

		17.	Term of Agreement.  This Agreement shall continue in full force and effect until the expiration of the Term; provided, however, Lender may
terminate at any time upon sixty (60) days notice.   The Termination Date
shall be automatically extended for successive periods of two (2) years each unless Borrower shall have provided Lender with a written notice of termination, at least sixty (60) days prior to the expiration of the
Termination Date or any renewal of the Termination Date.  Upon any extension of the Termination Date or any renewal of the Termination Date, Borrower shall pay Lender an extension fee in an amount equal to the product of (x)
the Maximum Revolving Amount times (y) one percent (1.0%).
Notwithstanding the foregoing, Lender shall release its security interests at any time after thirty (30) days notice upon payment to it of all Obligations if Borrower shall have (i) provided Lender with an executed release of any and all claims which Borrower may have or thereafter shall have under this
Agreement and (ii) paid to Lender an early payment fee in an amount equal to the product of (x) fifty percent (50%) of the average monthly interest
(including any minimum loan fees payable hereunder) payable by Borrower to
Lender from the Closing Date until the date of payment of the fee hereunder multiplied by (y) the difference between (i) the number of full months from the Closing Date until the Termination Date and (ii) the number of full months which have elapsed from the Closing Date until the date of payment of the fee hereunder; such fee being intended to compensate Lender for its costs and expenses incurred in initially approving this
Agreement or extending same.  Such early payment fee shall also be due and payable by Borrower to Lender upon termination of this Agreement by Lender after the occurrence of an Event of Default.

		18.	Events of Default.  The occurrence of any of the following shall constitute an Event of Default:

		(a)	failure to make payment of any of the Obligations when required hereunder;

		(b)	failure to pay any taxes when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on Borrower's books;

		(c)	failure to perform under and/or committing any breach of this Agreement or any Ancillary Agreement or any other agreement between Borrower and Lender;

		(d)	occurrence of a default under any agreement to which Borrower is a party with third parties which has a material adverse affect upon Borrower's business, assets, operations, prospects or condition (financial or otherwise)
 including all leases for any premises where Inventory or Equipment is located;

		(e)	any representation, warranty or statement made by Borrower hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should at any time be false or misleading in any material respect;

		(f)	if any Guarantor attempts to terminate, challenges the validity of, or its liability under any Guaranty Agreement or if any Guarantor shall die and
Borrower shall fail to provide Lender with a replacement Guarantor acceptable to Lender within thirty (30) days of such occurrence;

		(g)	should any Guarantor default in its obligations under any Guaranty
Agreement or if any proceeding shall be brought to challenge the validity, binding effect of any Guaranty Agreement, or should any Guarantor breach any representation, warranty or covenant contained in any Guaranty
Agreement or should any Guaranty Agreement cease to be a valid, binding and enforceable obligation;

		(h)	an attachment or levy is made upon any of Borrower's assets having an aggregate value in excess of $10,000,or a judgment is rendered against
Borrower or any of Borrower's property involving a liability of more than
$10,000, which shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;

		(i)	any change in Borrower's condition or affairs (financial or otherwise)
which in Lender's opinion impairs the Collateral or the ability of Borrower to perform its Obligations;

		(j)	any lien created hereunder or under any Ancillary Agreement for any reason ceases to be or is not a valid and perfected lien having a first priority interest;

		(k)	if Borrower shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii)
commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent,
(v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

		(l)	Borrower shall admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business;

		(m)	any Affiliate or any Subsidiary or any Guarantor shall (i) apply for, consent to or suffer to exist the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under the federal bankruptcy laws
(as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent,
(vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws or (viii) take any action for the purpose of effecting any of the foregoing;

		(n)	Borrower directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of Borrower or any interest therein, except as permitted herein;

		(o)	Borrower fails to operate in the ordinary course of business;

		(p)	Lender shall in good faith deem itself insecure or unsafe or shall fear diminution in value, removal or waste of the Collateral;

		(q)	a default by Borrower in the payment, when due, of any principal of or interest on any indebtedness for money borrowed;

		(r)	(i) David Guttmann shall fail to own or control the percentage of common stock of Borrower held by David Guttmann on the Closing Date; (ii) 50%
 or more of the common stock of Borrower is owned or controlled by any Person other than David Guttmann or (iii) any one or more of David
Guttmann or Richard Helfman shall no longer be a part of senior management of
 Borrower;

		(s)	the indictment or threatened indictment of Borrower, any officer of
Borrower or any Guarantor under any criminal statute, or commencement of criminal or civil proceeding against Borrower, any officer of Borrower or any
 Guarantor pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of Borrower or any Guarantor; or

		(t)	the occurrence of a default or event of default under the Ace Agreement or the Consolidated Agreement.

		19.	Remedies.  Upon the occurrence of an Event of Default pursuant to paragraph 18(k) herein, all Obligations shall be immediately due and payable and this Agreement shall be deemed terminated; upon the occurrence and continuation of any other of the Events of Default, Lender shall have the right to demand repayment in full of all Obligations, whether or not otherwise due.  Until all Obligations have been fully satisfied, Lender shall retain its security interest in all Collateral.  Lender shall have, in addition to all other rights provided herein, the rights and remedies of a secured party under the UCC, and under other applicable law, all other legal and equitable rights to which Lender may be entitled, including without limitation, the right to take immediate possession of the Collateral, to require Borrower to assemble the Collateral, at Borrower's expense, and to make it available to Lender at a place designated by Lender which is reasonably convenient to both parties and to enter any of the premises of Borrower or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of Borrower,
Borrower agrees not to charge Lender for storage thereof), and the right to apply for the appointment of a receiver for Borrower's property.
Further, Lender may, at any time or times after default by Borrower, sell and deliver all Collateral held by or for Lender at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as
Lender, in Lender's sole discretion, deems advisable or Lender may otherwise recover upon the Collateral in any commercially reasonable manner as Lender, in its sole discretion, deems advisable.  The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to
Borrower at Borrower's address as shown in Lender's records, at least ten
(10) days before the time of the event of which notice is being given.
Lender may be the purchaser at any sale, if it is public.  In connection with the exercise of the foregoing remedies, Lender is granted permission to use all of Borrower's trademarks, tradenames, tradestyles, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.  The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order Lender elects) of all
Obligations.  Lender will return any excess to Borrower and Borrower shall remain liable to Lender for any deficiency.  In addition to all other sums due to Lender, Borrower shall pay Lender, for costs and expenses incurred by Lender for internal collection efforts to obtain or enforce payment of Receivables, an amount equal to fifteen percent (15%) of the net face amount of any Receivables collected.

		20.	Waiver; Cumulative Remedies.  Failure by Lender to exercise any right, remedy or option under this Agreement or any supplement hereto or any other agreement between Borrower and Lender or delay by Lender in exercising the same, will not operate as a waiver; no waiver by Lender will be effective unless it is in writing and then only to the extent specifically stated.  Lender's rights and remedies under this Agreement will be cumulative and not exclusive of any other right or remedy which Lender may have.

		21.	Application of Payments.  Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Lender from or on Borrower's behalf and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against Borrower's Obligations hereunder in such manner as Lender may deem advisable notwithstanding any entry by Lender upon any of Lender's books and records.

		22.	Depository Accounts.  Any payment received by Borrower on account of any
Collateral shall be held by Borrower in trust for Lender and Borrower shall promptly deliver same in kind to Lender or deposit all such payments into a cash collateral account at such bank as Lender may designate for application to payment of the Obligations.  Borrower shall also execute such further documents as Lender may deem necessary to establish such an account and all funds deposited in such account shall immediately be deemed Lender's property.

		23.	Lock Box Accounts.  Borrower shall, at Lender's request, instruct all of its customers and account debtors to make such payments on account of
Receivables to an account under Lender's dominion and control at such bank as
 Lender may designate.  Borrower shall also execute such further documents as
 Lender may deem necessary to establish such an account and all funds deposited in such account shall immediately be deemed Lender's property.

		24.	Revival.  Borrower further agrees that to the extent Borrower makes a payment or payments to Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

		25.	Notices.  Any notice or request hereunder may be given to Borrower or
Lender at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this paragraph.
  Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, or by hand delivery, overnight mail or by telecopy (confirmed by mail).  Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

		Notices shall be provided as follows:

		If to the Lender:	Century Business Credit Corporation
						119 West 40th Street
						New York, New York 10018
						Attention:  Allen H. Vogel
						Telephone:  (212) 703-3500
						Telecopier: (212) 703-3639

		with a copy to:	Hahn & Hessen LLP
						350 Fifth Avenue
						New York, New York  10118
						Attention:  Miriam L. Cohen, Esq.
						Telephone:  (212) 736-1000
						Telecopier: (212) 594-7167

		If to the Borrower:	Creative Technologies Corp.
						170 53rd Street
						Brooklyn, New York 11232
						Attention:  David Guttmann
						Telephone:  (718) 492-8400
						Telecopier: (718) 492-3878

		With a copy to:	Singer Zamansky LLP
						40 Exchange Place, 20th Floor
						New York, New York 10005
						Attention:  David Selengut, Esq.
						Telephone:  (212) 809-8550
						Telecopier: (212) 344-0394

		26.	Governing Law and Waiver of Jury Trial.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK.  LENDER SHALL HAVE THE RIGHTS AND REMEDIES OF A
SECURED PARTY UNDER APPLICABLE LAW INCLUDING, BUT NOT LIMITED TO, THE
UNIFORM COMMERCIAL CODE OF NEW YORK.  BORROWER AGREES THAT ALL ACTIONS
AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY
ANCILLARY AGREEMENT OR ANY OTHER OBLIGATIONS SHALL BE LITIGATED IN THE
FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR, AT LENDER'S
OPTION, IN ANY OTHER COURTS LOCATED IN NEW YORK STATE OR ELSEWHERE AS
LENDER MAY SELECT AND THAT SUCH COURTS ARE CONVENIENT FORUMS AND
BORROWER SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS.  BORROWER
WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS
UPON BORROWER MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT
REQUESTED, DIRECTED TO BORROWER AT BORROWER'S ADDRESS APPEARING ON
LENDER'S RECORDS, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED TWO (2)
DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.  BOTH PARTIES HERETO WAIVE
THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER
AND LENDER AND BORROWER WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR
PROCEEDING INSTITUTED BY LENDER WITH REGARD TO THIS AGREEMENT OR ANY OF THE
OBLIGATIONS ANY OFFSETS OR COUNTERCLAIMS WHICH IT MAY HAVE.

		27.	Limitation of Liability.  Borrower acknowledges and understands that in order to assure repayment of the Obligations hereunder Lender may be required to exercise any and all of Lender's rights and remedies hereunder and agrees that neither Lender nor any of Lender's agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith.

		28.	Entire Understanding.  This Agreement and the Ancillary Agreements
contain the entire understanding between Borrower and Lender and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by the Borrower's and Lender's respective officers.  Neither this Agreement, the Ancillary
Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

		29.	Severability.  Wherever possible each provision of this Agreement or the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this
Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

		30.	Captions.  All captions are and shall be without substantive meaning or content of any kind whatsoever.

		31.	Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same
instrument.

		32.	Construction.  The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

		33.	Publicity.  Borrower hereby authorizes Lender to make appropriate announcements of the financial arrangement entered into by and between
Borrower and Lender, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Lender shall in its sole and absolute discretion deem appropriate.



	IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

ATTEST:						CREATIVE TECHNOLOGIES CORP.


By:_________________________
         Secretary				By:_________________________
							Title:______________________
[CORPORATE SEAL]

							CENTURY BUSINESS CREDIT
CORPORATION


							By:_________________________
							Title:______________________



	Table of Contents



1.	(a)	General Definitions	  1
	(b)	Accounting Terms	  8
	(c)	Other Terms	  8

2.	Revolving Credit Advances	  8

3.	Repayment of the Revolving Credit Advances	  9

4.	Procedure for Revolving Credit Advances	  9

5.	Interest and Fees	 10
	(a)	Interest	 10
	(b)	Fees	 10
		(i)	Minimum Loan Fee	 10
		(ii)	Facility Fee	 11
		(iii)	Collateral Monitoring Fee	 11
		(iv)	Minimum Default Loan Fee	 11
		(vi)	Financial Information Default	 12

6.	Security Interest	 12

7.	Representations Concerning the Collateral	 12

8.	Covenants Concerning the Collateral	 13

10.	Inspections	 14

11.	Financial Information	 15

12.	Additional Representations, Warranties and Covenants	 16

13.	Power of Attorney	 21

14.	Expenses	 21

15.	Assignment By Lender	 22

16.	Waivers	 23

17.	Term of Agreement	 23

18.	Events of Default	 23

19.	Remedies	 25

20.	Waiver; Cumulative Remedies	 26

21.	Application of Payments	 27

22.	Depository Accounts	 27

23.	Lock Box Accounts	 27

24.	Revival	 27

25.	Notices	 27

26.	Governing Law and Waiver of Jury Trial	 28

27.	Limitation of Liability	 28

28.	Entire Understanding	 29

29.	Severability	 29

30.	Captions	 29

31.	Counterparts	 29

32.	Construction	 29

33.	Publicity	 29





	EXHIBITS


Exhibit 1(A) - Permitted Liens











Exhibit 12(j) - Licenses, Patents, Trademarks and Copyrights











Exhibit 12(l) - Inventory Locations











Exhibit 12(m) - Permitted Indebtedness